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GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

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On May 26, 2026, Genco Shipping & Trading Limited (“Genco”) issued an investor presentation and a press release, and updated its website at www.GencoDrivesSuperiorReturns.com. Copies of the materials can be found below:
Investor Presentation
 SETTING THE RECORD STRAIGHT ON INACCURACIES IN DIANA’S INVESTOR PRESENTATION

 About Genco Shipping & Trading Limited   Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Genco’s fleet consists of 43 vessels with an average age of 12.6 years and an aggregate capacity of approximately 4,935,000 dwt.   CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS   This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to Genco’s views and expectations regarding Diana’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Genco Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Genco and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) Genco’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of the Genco Board regarding the declaration of dividends, including without limitation the amount that the Genco Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Genco Board each quarter after its review of our financial performance, market developments, and the best interests of Genco and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent Genco’s views as of the date of this communication and these views could change. However, while Genco may elect to update these forward-looking statements at some point, Genco specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing Genco’s views as of any date subsequent to the date of this communication.   Important Information for Investors and Shareholders   This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here: https://www.sec.gov/Archives/edgar/data/1326200/000093041326001621/c116390_sc14d9.htm). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.   Important Additional Information and Where to Find It   The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.   2

 The Simple Truth  Diana Shipping — a direct competitor to Genco — is spreading misleading statements and falsehoods in its public disclosures in an effort to manipulate Genco shareholders and acquire Genco on the cheap.  On May 19, 2026, Diana released a presentation filled with unsubstantiated claims, arbitrary metrics and timelines, and apples‑to‑oranges comparisons regarding:  Diana’s offer  Genco’s performance  Genco’s dividends  Genco’s executive compensation  Genco’s independent directors  The following slides correct a number of the false and misleading statements in Diana’s presentation so that Genco shareholders have accurate information ahead of the Company’s Annual Meeting.  Genco shareholders should understand:   Diana’s offer is inadequate  Diana’s offer represents a significant discount, not a premium, to analyst Net Asset Value (NAV) estimates  Genco’s share price has not been affected by Diana’s offer but instead reflects our Comprehensive Value Strategy and a strengthening drybulk market   Diana is not to be trusted and is using misleading claims and gamesmanship to influence shareholders  Diana is a seller at prices below its own and analysts’ estimates of our NAV, but not a buyer at any fair price  Electing even one of Diana’s unfit, handpicked nominees would put your investment at serious risk  3

Setting the Record Straight: Diana is an Underperformer

We believe Diana's performance lags its peers due to poor governance, value destructive and perplexing capital allocation decisions and an ill-advised commercial strategy


Diana at a glance

Sizeable fleet and equity value

$1.2bn fleet value and **$710m** net asset value[2]

- Diana's market cap is $321m[1], 45% of its stated net asset value of $710m – falling short of even the depressed 70 to 75% of NAV that Diana claims drybulk peers typically trade at
- Put differently, Diana trades at less than half of its breakup value and a significant discount to its drybulk peer group
- In contrast, Genco stock has been outperforming both the market and Diana by wide margins

Disciplined chartering strategy

Vessels fixed to charterers for periods of months to years at a fixed daily rate

- Diana's chartering approach has resulted in its shareholders foregoing the upside of the current robust market, essentially yielding only breakeven returns, while Genco is delivering substantial cash flow generation and meaningful dividends to its shareholders
- Compared to spot market rates that Genco has captured, Diana's lagging time charter fixtures have cost Diana shareholders over $40M in 2026 alone, or more than 10% of their market cap

Immaculate capital markets track record

Diana has raised more than $1bn in equity and issued $528m in unsecured and preferred notes, of which $288m has been repaid

- Diana is known throughout the industry and the investment community for its poor governance practices, self-dealing, and value destruction
- This is highlighted by the significant discount in Diana's equity valuation even when compared to drybulk peers that Diana itself handpicked for its presentation
- Diana's perplexing capital allocation decisions have included issuing equity below NAV, deviating from drybulk to wind and LPG investments, and issuing dilutive warrants, among many others[2]
- Majority control achieved for Diana's insiders through inexpensive super-voting preferred stock at the expense of other shareholders
- We don't want Diana bringing their underperforming, value destructive business model to Genco

1) Factset as of May 22, 2026.
2) See pg. 57-58 of Genco's May 21, 2026 Delivering Superior Returns and Creating Value for All Shareholders presentation; per Diana Shipping's 2025 20-F on March 13, 2026: On February 25, 2026, the Board approved the award of 7.75m shares of restricted common stock to executive management and non-executive directors, fair value of which was $20m.

4

Since November 2025, Diana has been trying to acquire Genco, and in March 2026 we made an increased cash offer of $23.50 per share that is fully financed and presents attractive value for shareholders by all relevant measures Unfortunately, Genco’s Board and management team has completely refused to engage with us — not one phone call or meeting to discuss how a transaction could work for all parties Our nominees — Gustave Brun-Lie, Paul Cornell, Chao Sih Hing Francois, Jens Ismar, Viktoria Poziopoulou and Quentin Soanes — are not affiliated with Diana, bring deep and complementary experience across dry bulk shipping, finance, M&A and corporate governance, and would be excellent stewards of Genco Genco has responded appropriately to Diana every step of the way  Setting the Record Straight on Genco’s Attempts to Engage with Diana  1) See pg. 46 of Genco's May 21, 2026 Delivering Superior Returns and Creating Value for All Shareholders presentation.  Genco has engaged with Diana for years, starting with Genco’s initial outreach to Diana in 2024  Diana has consistently sought to take control of Genco at a discount   We have been clear: we will continue engaging with Diana if they provide an offer that appropriately values Genco and adequately rewards all shareholders  Diana’s $23.50 per share proposal simply does not meet that standard and Diana has shown no willingness to pay a fair price and instead is attempting to replace our entire Board to acquire Genco on the cheap  Diana’s willingness to sell Genco stock below its own NAV estimates exposes a reactive and short-sighted approach that raises serious doubts about its ability to execute any disciplined long-term strategy – it also raises the question of stock manipulation  The fire sale agreement with Star Bulk illustrates how undervalued Diana's proposal is1  Diana’s nominees are inextricably tied to Diana and unfit to join the Genco Board   Many of Diana’s handpicked nominees have ties to Diana or its leadership, including familial and business relationships  Certain of Diana’s nominees have records of bankruptcy and value destruction  We believe they add nothing to Genco’s current strong and proven board   5

Diana’s revised offer presents premium valuation at 15 year high asset values and earnings • 31% premium over undisturbed closing price on November 21, 2025 prior to initial offer • ~1.0x net asset value (“NAV”) at the time of the revised offer using the latest available fleet values reported by Genco •While Genco has traded at a premium to NAV following the revised offer, dry bulk peers on avg. continue to trade at a ~25% discount to NAV, highlighting considerable downside risk to the Genco share price in a “no transaction scenario”2 •While Genco argues that the transaction does not include a control premium, we note that public precedent shipping takeovers have on average priced at 20% discount to NAV3 •This is a pattern for Genco; in 2025, Star Bulk made a premium offer to acquire Genco and then, too, the Genco Board refused to engage •The only deal Genco has expressed willingness to discuss is an acquisition of Diana where Genco’s board and management would keep their jobs Don’t be misled by Diana’s arbitrary time frames, shifting reference points and fuzzy math  Setting the Record Straight on Diana’s Inadequate Proposal     FactSet, Diana Shipping filings as of May 18, 2026.  See Diana’s May 18, 2026 press release estimating Genco NAV at $25.40 per share, which Diana followed with another press release the very next day claiming their $23.50 offer is “approximately 1.0x net asset value (NAV).”  Capital Link New York Maritime Forum, December 11, 2025.  Diana’s offer represents a discount to NAV and does not include a control premium  Diana’s offer was only a 1% “premium” to Genco’s closing price on March 5, 2026 – the day prior to their proposal   Diana is mixing and matching data points and using stale numbers:  Manipulative math: Diana first cited the lowest equity analyst’s Genco NAV estimate and then deducted a dividend1   Moving the goal posts: Once that analyst increased its NAV estimate, Diana pivoted to an older metric from February and backward-looking financial statement data from December1  Contradicting themselves: Diana continues to reference this stale February data, despite making a recent, higher calculation of Genco’s NAV themselves2  Diana confuses declining Star Bulk’s inadequate offer (as Genco did) with refusing to engage (which Genco did not)  Genco’s Board has been proven correct in its approach   We believe Genco’s stock performance reflects our Comprehensive Value Strategy and a strengthening drybulk market   The structural shortage of public drybulk pure plays, combined with Genco’s significant Capesize exposure, history of dividend payments and strong corporate governance practices, should drive a sustained valuation premium for Genco  More recently, Genco’s share price has traded in line with peers and has not been affected by Diana’s offer   Through total shareholder return and valuation, the equity market is demonstrating that assets in Genco’s hands are worth much more than they are in Diana’s hands  NAV is essentially net liquidation value – why should Genco sell for less than what its assets are worth?   Per Hamish Norton, President of Star Bulk, “…it’s pretty hard to take over a shipping company at less than NAV plus some premium, because the board is going to demand basically at least liquidation value of the hard assets”3  As detailed on slide 10, Diana uses false or irrelevant information to support this  6

 Don’t be fooled by Diana’s manipulations and arbitrary timelines  Setting the Record Straight on Diana’s Misleading Calculations  This is an arbitrary timeline beginning in 2019, while others begin in 2020, 2021 as Diana continues to attempt to confuse and mislead Genco shareholders   Genco’s stock has not been affected by Diana’s inadequate offers, reflecting lack of investor enthusiasm and confidence in its proposals  Genco’s stock has trended in line with the strong drybulk market and its peers in recent months  A more relevant measure is our March 5, 2026 closing price – Diana’s offer the following day was only a 1% “premium” to that closing stock price  Adjusting historical prices for dividends is misleading and highly unusual practice  Genco’s stock crossed $27 in 2022 and closed above $27 this month  In fact, Genco has closed above the offer price 40% of the trading days in 2026, and more than 80% of the time since April 1st, 20261  Diana’s proposal was below NAV when it was made and remains significantly below NAV today in a rising market     FactSet as of May 22, 2026.  7

Historical P/NAV Genco has traded above NAV only 5% of the time since 2020 (4% since 2017) Diana stealthily excluded themselves from their own table   Setting the Record Straight on Trading History  This chart uses skewed data to create the illusion that Diana’s involvement increased Genco’s valuation  Cherrypicked peer group: The gray line in this graph is based on SBLK, SB, GOGL, and EGLE. Why doesn’t Diana include themselves?  Two peer group members were acquired: GOGL and EGLE were acquired in 2025 and 2024, respectively, making their inclusion in this comparison inappropriate  Other poor comps: Once these two companies drop from the dataset, the analysis is skewed as the peer group valuation drops due to the low valuations of the remaining two companies   This incorrectly leads Diana to conclude that their involvement in Genco improves Genco’s valuation to the peer group   We believe increased Capesize exposure, compelling dividends and strong corporate governance are driving Genco’s current valuation in a strong drybulk market  We grew our fleet by 20% in 2025 without issuing any new shares  The resulting cash flow accretion per share has been a primary driver of Genco’s share price appreciation in the current strong market  8

Setting the Record Straight on Diana's Supposed "Premium"

Diana's proposal was inadequate when it was made in March, and rising valuations across the drybulk industry have made it look even worse today

~1.0x NAV at the time of the revised offer…

…using the latest available fleet values reported by Genco

Fleet value existing fleet	1,155	1,350
Fleet value – vessels to be delivered	147	69
Gross fleet value	**1,302**	**1,419**
Net asset value	**1,034**	**1,106**



15 year high asset values and rates
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
70
60
50
40
30
20
10
0
May-11
May-13
May-15
May-17
May-19
May-21
May-23
May-25
1y time-charter rate Capesize ($/day)
10y old Capesize ($m)

Source: Genco public filings, VesselsValue, Clarksons SIN
1) Fleet values for existing fleet as reported by Genco on slide 6 in its Q4 2025 presentation, based on VesselsValue as of Feb 13 2026. Fleet values as of Feb 13 2026 from VesselsValue also assumed for the vessels to be delivered; 2) Fleet values from VesselsValue as of May 13, 2026; 3) Based on the offer price of $23.50 per share and the number of options, RSUs and PRSUs from Genco's 10-Q

- **Diana's offer is below NAV or breakup value with no control premium**
  - The median analyst estimate of our NAV was $25 at the time and is $27 now[1]

- Recreating Genco's fleet in the open market would push up vessel values
- Diana's offer is damning either way: ignorance of the rising forward market would disqualify it as a reliable steward of Genco's assets, while awareness of it would confirm that its current proposal is a deliberate attempt to acquire Genco on the cheap

- **This NAV amount reflects stale values in a rising market**
- **Diana's stale NAV is $25.4 – using their same source of as today, Genco's NAV is $26.3, an increase of ~$1/sh[2]**
- **Adding in Genco's Q2 cash flow generation, GNK's NAV would be ~$27/sh, using Diana's same source**

- This chart shows cherrypicked numbers, over an arbitrary timeframe and includes irrelevant data
- This is <u>**NOT**</u> a 15-year high in freight rates
  - Capesize rates were higher in 2021, as the Baltic Capesize Index (BCI) reached $80,000 in October and averaged $33,000 over the year[3] Diana is instead showing the one-year time charter rate
- The timeframe omits 2010 and earlier, in which time charter rates were even higher and to which the current market is most comparable
- Values shown are also not inflation adjusted

1) See Genco's May 21, 2026 Delivering Superior Returns and Creating Value for All Shareholders presentation. Represents the median NAV estimate from Pareto, Deutsche Bank, SEB, Clarksons, and Fearnley.
2) Per VesselsValue.com.
3) Clarksons Research Services Limited.

9

Setting the Record Straight on Precedent Transactions

Many of the transactions Diana listed are either incorrectly framed or irrelevant



P/NAV - Selected precedent shipping takeover transactions last 5 years[1]
Other shipping
Drybulk
Avg. P/NAV
P/NAV 1.0x
0.82x
1.06x
0.73x
0.80x
1.08x
0.80x
0.91x
0.75x
0.88x
0.65x
0.85x
0.66x
0.65x

	2021	2021	2021	2021	2022	2022	2023	2023	2024	2025	2025	2025
Target	**Golar LNG Partners**	**Gaslog**	**Diamond S**	**Teekay LNG Partners**	**Hoegh LNG Partners**	**Grinrod**	**Gaslog Partners**	**Eagle Bulk**	**MT Maritime**	**Belships**	**Golden Ocean**	**CoolCo**
Acquiror	NFE	Blackrock	International Seaways	Stonepeak	Hoegh LNG Holdings	Taylor Maritime	Gaslog	Star Bulk	Pangaea	Entrust	CMBT	EPS Ventures
Segment	LNG	LNG	Tankers	LNG	LNG	Dry bulk	LNG	Dry bulk	Dry bulk	Dry bulk	Dry bulk	LNG
Transaction value ($bn)	1.9	4.9	1.0	6.2	0.8	0.6	1.5	0.9	0.3	0.9	2.1	1.8
Consideration	Cash	Cash	Shares	Cash	Cash	Cash	Cash	Shares	Shares	Cash	Shares	Cash
Take private by controlling shareholder	No	Yes	No	No	Yes	No	Yes	No	No	No	Yes	Yes

- **This chart is misleading at best, and in many cases, flatly inaccurate**
- Many of these transactions are either incorrectly framed, improperly calculated or not comparable to Diana's proposed inadequate transaction, for example:
  - GOGL: **15% premium to NAV** paid **in cash for controlling position**[1]
    - This is the last done large drybulk deal and **most comparable transaction**
  - MTM: done at NAV[2]
  - EGLE: done at NAV[3]
- Genco's business is **strong,** its strategy is **effective**, and its shareholders realize the **upside** of a rising market
- **It makes no sense for Genco's successful business to be sold for less than fair value or below breakup value with no control premium** – Genco is neither distressed nor looking to exit its drybulk business given the strong outlook for the company and industry
- **Even Diana's partner, Star Bulk, is bullish on the drybulk market as per their recent earnings call highlighting their confidence in the 2026 and 2027 market**[4]
- **Diana's financial advisor, DNB, did not put their name on this**

1) Calculated based on reported NAVs and transaction exchange ratios.
2) See Pangaea Logistics Solutions and M.T. Maritime Management Combination Announcement.
3) See Eagle Bulk DEFM14A filed 02/12/24.
4) FactSet, Star Bulk filings as of May 21, 2026.

10

Compelling price relative to historical dividend distributions 23.5/share vs $1.27/share in average DPS last 5 years, reflects an implied payback of 18.6 years! Considering Genco average fleet age of 12.6 years, the Genco fleet will have materially aged before Genco shareholders may receive cash dividends commensurate with Diana’s offer price. Comparing Diana’s offer price to Genco’s historical dividends makes no sense, as Genco’s equity has value beyond dividends  Setting the Record Straight on Diana’s Apples-to-Oranges Comparisons  Don’t be fooled – Genco has a proven record of fleet renewal and investment   If our fleet is aging, why is Diana trying to acquire it?  Diana’s comparison of Genco’s dividend payments where investors retain their dividend earning stock to a whole company transaction where investors surrender their stock and any future dividends in a discounted transaction makes zero sense  Doing so omits:  Underlying value of the assets  Scrap value  Cash flows  Future dividends  Genco has consistently delivered compelling dividends, including $310 million or $7.16 per share since 2021  Genco grew its Q1 2026 dividend by 133% year-over-year, and its dividend formula is projected to generate a total dividend of $2.50 per share in 2026, assuming the forward freight curve for the balance of the year1  1) 2026 projections are based on our fixtures to date and assumes the forward freight agreement (FFA) curve for the balance of the year. For further details of the calculation of operating cash flow and our assumptions and qualifications, including estimated expenses and utilization rates, please see p. 39 of our Q1 2026 earnings presentation at https://investors.gencoshipping.com/overview/default.aspx.  11

Setting the Record Straight on TSR

Genco's Comprehensive Value Strategy has generated TSR that outperforms its peers and the market



Genco significantly underperforming peers on value creation
Genco has underperformed Diana, Star Bulk and Safe Bulkers by ~40, ~70 and ~210 percentage points, respectively
Genco – NAV/share
Diana – NAV/share
Star Bulk – NAV/share
Safe Bulkers – NAV/share
+112%
+154%
+182%
+326%
January 2020
Current
NAV/Share
Dividends paid in the period

- **This chart uses an arbitrary metric and an arbitrary timeline with a current NAV estimate for Genco that is below the mean and median sell-side average**
- Genco's total shareholder return (TSR) over 1, 3, and 5-year periods have outperformed peers, which are the standard measures of stock performance investors assess to evaluate performance
- Even during the random period on this chart, Genco's TSR over this odd period is still multiples ahead of Diana's
- The beginning of the current drybulk cycle is 2021 – 2020 is a poor starting point given the onset of the pandemic

TSR[1]	GNK	DSX
1-year	84%	80%
3-year	113%	-9%
5-year	123%	18%
Comprehensive Value Strategy[2]	210%	61%
Since January 1, 2020	256%	58%

1) FactSet December 31, 2019 to May 18, 2026.
2) Represents TSR since the closing price on April 19, 2021 (the last trading day before Genco publicly announced its Comprehensive Value Strategy).

12

• Wobensmith currently serves as both Chairman and CEO of Genco, concentrating power in a single individual • All Board Committees chaired by long-tenured directors with ties to Wobensmith, including Mavroleon (Genco Board member since 20051), who is the Chair of the Compensation Committee 2Poison pill entrenches board and management 3Lack of engagement •Genco's so-called “retention plan” which is really a “severance plan” is triggered by change of control. Genco's plan is designed specifically to impose costs on the Company if Genco's board loses the proxy fight or the Company gets sold. A true retention plan would reward employees who stay with the company •Genco discloses ~$27.96m in severance and accelerated equity for named executives, increasing the change of control costs, and reducing the NAV in a transaction scenario by $0.64 per share •Genco refuses to disclose the full cost of the plan 5Excessive management compensation Our compensation is designed to pay for performance and align management with creating shareholder value  Our majority independent Board approved Adj. EBITDA on the recommendation of our independent Compensation Committee following discussions with our independent compensation consultant. This metric more closely captures how we view our business and evaluate acquisitions   Genco has no mandatory debt repayment under its credit facility  Some capex is required by maritime regulations, and we don’t want to incentivize our team to be cheap on maintenance   2025 cash bonuses decreased year over year   Five of our six directors are independent, and Kathleen C. Haines serves as our lead independent director   On the contrary, Diana’s board is classified, allowed a number of related party transactions, and placed super voting stock in the hands of insiders  Reiterating the same falsehoods  We have sought to engage with Diana for two years  Diana has instead proceeded with an inadequate offer and nominated directors to replace our entire Board   Genco’s Board is continuing to act in the best interests of shareholders  Setting the Record Straight on Genco’s Engagement, Governance and Compensation  This is wrong. Genco put its shareholder rights plan in place only when forced by Diana to do so   Diana's rapid accumulation of Genco stock and questionable reporting practices required swift action to ensure that Genco shareholders receive a proper premium for control of the company  Implementation of a rights plan under threat of a hostile and unilateral takeover is standard practice  The rights plan is up for a vote at the upcoming shareholder meeting, giving shareholders the opportunity to provide their opinion on the matter   Diana’s claim is shockingly hypocritical, given their own rights plans have been in place for 18 years with no shareholder vote1  Totally false. There is no basis for Diana’s “ties to Wobensmith” claim   The retention plan was put in place to protect the value of your business and all shareholders  Diana’s CEO has implied some Genco employees won’t have jobs if Diana were to acquire Genco. The retention plan helps keep our team focused on creating value for shareholders   Changing their numbers. Diana previously stated $0.802 and is now stating $0.64.   Our three NEOs with employment agreements would receive amounts under the Retention Plan substantially the same as under their pre-existing arrangements if Genco were sold  This is not a meaningful or realistic number. Benefits to employees are provided only on a “double trigger” basis. This means that the whole amount would be owed only if Diana or their nominees fired all our employees. Diana’s own CEO stated an intention to retain the best employees of both companies  Diana adopted a 10-year pill in January 2016 that was set to expire in January 2026 but Diana renewed the plan in February 2024 to run until    January 2034.  2) See Diana’s May 18, 2026 press release.  13

Setting the Record Straight on Genco's Highly Qualified Board of Directors (1/5)

Diana's statements are simply false. Ignore their repeated lies and misinformation

- Lack of independence
  - **Mavroleon** (20-year director): **personal and financial ties to CEO Wobensmith** via AMA Capital Partners; his brokerage WeberSeas has brokered Genco vessel sales — disclosure language on this was quietly dropped from the 2026 proxy

- **This is an outright falsehood**
- The reference to Basil Mavroleon's "personal and financial ties to CEO Wobensmith via AMA Capital Partners" is wholly fabricated
- We have repeatedly pointed out the lack of ties between Mavroleon and Wobensmith, but Diana continues to mislead shareholders
- Mr. Wobensmith did not know Mr. Mavroleon until Mr. Mavroleon joined Genco's Board

- **Haines** (Lead Ind. Director): **professional ties to ex-Chairman Dolphin**, who was Wobensmith's superior at AMA Capital Partners before Wobensmith became Genco's CFO in 2005

Multiple degrees of irrelevant separation. Ms. Haines is fully independent

- Majority of 'independent directors' (Haines, Orsel, Regan) **do not currently serve on any other public company board**

Perplexingly irrelevant. Our directors have previous board experience, public-company c-suite experience and are focused on Genco

- Tenure / Lack of Board Refreshment
  - No meaningful Board refreshment: only one director (Das) has served for less than 5 years

Misleading. Three of our six directors have served on the Board for five years or less

14

• Lead Independent Director Haines lacks the independence or experience to effectively counterbalance a combined Chair/CEO • Wobensmith is the only member of the Genco Board with any meaningful ownership of Genco stock (633,901 shares, <1.5% ownership) • 58% of his personal holdings of Genco stock is pledged as collateral for personal loans Genco’s Board has meaningful skin in the game through their stock-based compensation   Setting the Record Straight on Genco’s Highly Qualified Board of Directors (2/5)  This is false and misleading   Mr. Wobensmith’s loan has been repaid in full  Stock ownership guidelines are in place for NEOs and directors  Not true. Diana conveniently omits Arthur Regan’s beneficial ownership of 104,414 shares  All of Genco’s directors receive annual equity grants, almost all of which are vested  Compensation was established with the advice of a third-party compensation consultant, and with best practices and proper governance top of mind  Our directors have skin in the game, and their interests are fully aligned with those of all Genco shareholders  Non-executive directors collectively own more than ~$8m in beneficial ownership, mostly held in restricted shares  Totally false. Ms. Haines is independent under SEC, NYSE, and ISS standards  The claim that the committee chairs are Mr. Wobensmith’s “closest associates” is baseless and fabricated  15

• Credit Agreement ‘proxy put’: replacing a majority of the board triggers an event of default — Board has the ability to approve Diana’s nominees to neutralize this risk but Genco’s Board refuses to commit to do so • Independent committee labeled for the first time on Friday as a “strategic committee” to review Diana’s proposals was established by Genco without disclosing its mandate, membership or compensation until last Friday; met jointly with Wobensmith in January and March 2026 — only ‘alternative’ identified was a Genco acquisition of Diana where the Board and management would keep their jobs • Sent a threatening letter to Star Bulk for identifying a mistake in a third-party research analyst’s calculation of Genco’s NAV estimate — the corrected calculation lowered the NAV estimate by more than $2 per share Diana’s falsehoods don’t change the facts: Genco’s Board has acted appropriately in response to Diana’s attempts to takeover Genco on the cheap   Setting the Record Straight on Genco’s Highly Qualified Board of Directors (3/5)   This is common language   It is typical to include this type of language in credit facilities. It’s meant to protect the banks  Diana’s credit facility has similar language  Common sense tells you Star Bulk did this to help Diana, which would in turn help Star Bulk realize its sweetheart deal to acquire 16 Genco vessels from Diana at a significant discount  Given Star Bulk’s actions and interest in Diana’s success, Genco wrote to Star Bulk because Star Bulk and its two top officers failed to provide public disclosure as participants in Diana’s proxy solicitation, which they finally admitted in corrective disclosure two months later  Genco’s Strategic Committee is composed wholly of independent directors, has met and discussed matters independently of the Board, has consulted independently with legal and financial advisors, and has made its recommendations independently of the Board  16

Genco’s Independent Committee Failed to Function Separate From Wobensmith • Genco claims the committee was comprised of directors independent of management mandated to consider transactions with Diana — yet Genco’s disclosure confirms the Board and committee met jointly with Wobensmith on January 6, 2026 and in March 2026 when deciding to reject Diana’s proposals, and never reached out to us • Aside from the ‘Pac-Man’ tactic of proposing a Genco acquisition of Diana where Genco’s Board and management would keep their jobs, the Genco proxy fails to disclose any alternative transactions or strategic options considered by the committee independently from management • Qualifying Offer provision is an illusory liquidity option — 12 separate conditions must be satisfied, including • No inadequacy opinion from an investment bank engaged by Genco • Offer price must be at a premium to Genco’s highest trading price over the preceding 24 months • Shareholders must wait up to 180 days before voting at a special meeting to exempt the offer from the pill Genco’s Board has continued to act in the best interest of shareholders – and we have been proven right, as valuations across the industry have increased and made Diana’s proposal look worse  Setting the Record Straight on Genco’s Highly Qualified Board of Directors (4/5)  1) Page 14-19 of Genco's Proxy Statement filed on May 7, 2026.  Don’t be fooled. This is a standard definition of a qualifying offer provision that is designed to satisfy ISS guidelines  Also totally false and misleading. As detailed in our proxy, Genco approached Diana about a combination in 20241  Misleading. Genco’s Strategic Committee has acted independently, met with advisors independently, and made its recommendations independently of the Board  17

• Requesting a 35% increase in equity plan pool at the Annual Meeting (from 4,750,000 to 6,423,000 shares) • Wobensmith received $1.9 million in equity awards in 2025 despite declining EBITDA and a net loss of $4.4 million — representing 43% of all RSUs, and 53% of all PRSUs granted under the plan to the named executive officers • The Genco Nominees have repeatedly failed to intervene when management’s interests are contrary to shareholders’ interests. • Under the oversight of the Genco Nominees, shareholder rights have been materially diminished and shareholder value has been degraded and disregarded in favor of management’s interests. Genco’s compensation practices align management’s interests with those of all shareholders  The majority of Mr. Wobensmith’s awards are performance-based  All of his awards, which are a substantial portion of his compensation, ultimately settle in Genco stock, aligning his interests with shareholders  Any increase in executive compensation in recent years reflects Genco’s stock price appreciation and strong shareholder returns  Genco’s Board took decisive actions to protect the business in the face of Diana’s unsolicited inadequate takeover attempts  Setting the Record Straight on Genco’s Highly Qualified Board of Directors (5/5)   This argument is disingenuous. The shares in our plan, like Diana’s or anyone else’s equity plan, are gradually used up over time  Our majority independent Board approved the increase on the recommendation of our independent Compensation Committee following discussions with our independent compensation consultant  Another misleading and disingenuous argument   Genco’s CEO equity grant was below the median of its proxy peer group as analyzed by our third-party compensation consultant  Diana granted $20m of equity to its executive management and directors in February 2026, or ~7% of its shares outstanding  18

Setting the Record Straight on Management's Interests

Diana continues to cherry pick figures, swinging and missing on what truly matters



The Board's Refusal to Engage Raises Serious Questions About Management Self-Interest
Genco management compensation compared to financial performance ($m)
77% increase in Genco management compensation
during a period where net income has reduced from $182m to -$4m
Management compensation increased in 2025 despite a net loss of $4m
+77%
$182m
$4.7m
$8.7m
$159m
$7.4m
-$13m
$8.1m
$76m
$8.4m
-$4m
2021
2022
2023
2024
2025

- **Diana cherry picked the starting point of this table**
- Genco named executive officer (NEO) salaries significantly lagged proxy peers for years
    - The increase adjusted executive compensation targets to be closer to proxy peers
    - These peers have similar revenue and market caps as Genco and are in cyclical industries
    - Seven of the 16 proxy peers are other shipping companies
    - Other drybulk companies, including Diana, are foreign private issuers not required to disclose compensation data under SEC rules – as a result, these companies do not provide sufficient data for comparison purposes

- **Genco's compensation reflect the input of benefit all Genco shareholders**
- Genco's shareholder say-on-pay vote has averaged over 90% approval since 2022

- **This chart doesn't tell the real story**
- Diana's presentation fails to acknowledge that Genco began granting performance-based restricted stock units in 2023, of which the entire value is at risk depending on Genco's performance

- **Genco's executive compensation reflects the company's significant outperformance**
- During the same time period in this table, Genco's TSR increased ~260%[1]

1) From January 1, 2021 to December 31 2025, Genco TSR was ~260%

19

Setting the Record Straight on Genco's Expenses

Diana fails to look at the full picture. The investments Genco has made across its fleet and its low breakeven point enable it to capture more upside than Diana and other peers



Operating expenses compared to peers
Genco has higher opex rate vs its peer group...
($k/day)
5.1
5.8
6.0
6.4
6.4
Star Bulk
Safe Bulkers
Diana
Genco
Pangaea
...which results in annual value lost to shareholders
Genco has a higher opex per day versus its peer group resulting in an annual loss of $9m/year
Genco avg ($/day)
6,395
Peer avg ($/day)
5,831
Daily gap ($/day)
565
Daily gap 565
Days X 360
Annual loss / vessel $203k
Fleet X 44 vessels
Total annual loss to shareholders $8.9m
PV of loss @ 10% discount $89m

Diana is cherry picking one line item instead of looking at the full picture

- Genco has a $9.8k cash flow breakeven rate[1] vs Diana's at ~$16k[2]
- Diana's net revenue per day is ~$8k lower than GNK[3]
  - As a result, Diana trails Genco by thousands per day on revenue
- Separately, daily vessel operating expenses are not directly comparable due to a number of factors, including:
  - Fleet composition
  - Age of the fleet
  - Cost buckets (i.e., companies sometimes allocate the same cost to different line items)
- Genco continues to invest in our fleet and our crew to enable Genco to trade with best-in-class counterparties around the world
- Investments in our fleet payoff through premium earnings

- Webber Research commentary on related party structures:
  - **"We know some make the argument that conflicted or related-party structures may have competitive G&A, OpEx or other efficiencies – a position held almost exclusively by direct beneficiaries of those structures or their representatives"**
  - "We believe whether or not a related party structure is being abused is simply a debate public equity investors shouldn't have to entertain and certainly not for free"

1) See Genco's Q1 2026 Earnings Presentation. Cash flow breakeven rate is based on our Q2 2026 expense budget excluding drydocking related capex.
2) See Diana's Financial Results for the 4th Quarter of 2025 presentation.
3) See Genco's Q1 2026 Earnings Presentation and Diana's Financial Results for the 4th Quarter of 2025 presentation. We believe the non-GAAP measure provides investors with a means of better evaluating and understanding the Company's operating performance.

20

Setting the Record Straight on Diana's Handpicked Nominees

Diana's nominees can't be trusted


✓ Independent candidates
✓ Vast experience with shipping and dry bulk markets
✓ Public and private company board experience from sizeable shipping companies
✓ History of shareholder value creation through prior board and management experience, including public M&A
✓ Change in Genco board required if Genco shareholders wants an independent board that is willing to explore value-accretive transactions, as evident by the Genco's board unwillingness to engage with both Diana and Star Bulk

- **Diana's handpicked nominees are unfit to join the Genco Board**
  - Francois: runs a drybulk company that is a competitor of Genco, which could lead to conflicts of interest and regulatory issues
  - Brun-Lie: oversaw value destruction at Statt Torsk ASA[1]
  - Ismar: led Western Bulk into bankruptcy
  - Cornell: ISS issued a WITHHOLD recommendation against his candidacy[2] during the approximately one year that Cornell served on Excel Maritime's Board in 2008
  - None add skills and experience that our Board doesn't already have


We Believe Diana's Nominees Have Inextricable Ties to Diana or Star Bulk and Expose Genco's Shareholders to Their Agendas
Diana connection
Star Bulk connection
Interconnection
DIANA SHIPPING INC.
Agreement to buy Genco
Diana's IPO Advisor
Chair, Former CEO Palios
Dir., CEO Paliou
Dir., President Zafirakis
Dir. Chao
Dir. Papatrifon
Dir. Margaronis
Dir. Kontoyannis
Dir. Rios
Dir. Morecroft
Father & Daughter
OCEAN
Sister
STAR BULK
CEO, Dir. Pappas
President Norton
"Ambassador" Investor
Director of JV
Wilhelmsen
Former Director
Director
Director
Dir. at Portfolio Companies
WAH KWONG
Executive Chairman
Co-Founder
Co-Founder
CFO
EXCEL
Co-Founder, Dir., CFO
Chief Legal Officer
Brother
Previous Advisor to Star Bulk
Gustav Brun-Lie
Jens Ismar
Chao Sih Hing Francois
Paul Cornell
Viktoria Poziopoulou
Quentin Bruce Soanes
Western Bulk
Previous Client
Diana Dissident Nominees

Source: Publicly available information, Diana's Nomination Notice dated January 16, 2026, Company websites, FactSet, and available ISS Proxy Research Reports

1) From NOK2.50 at IPO on 4/23/2021, to NOK0.53 on 2/1/2024, the last trading date per FactSet
2) Per ISS' Reports for Excel Maritime Carriers Ltd.'s 2008 and 2009 AGMs released on Sep 2, 2008 and Sep 14, 2009.

21

June, 2024 • In June 2024, Diana approached Genco regarding a potential transaction involving the contribution of certain Diana vessels to Genco in exchange for shares of Genco Common Stock • The approach did not lead to a transaction  October - November, 2025 • On October 1, Genco announced that the Genco Board adopted an onerous shareholder rights plan (poison pill), without seeking shareholder approval for the adoption of the poison pill • On November 10, Genco lowered the poison pill trigger threshold from 15% to 10%, without shareholder approval, making the poison pill more onerous April - September, 2025 • During the period from April 23 through September 29, Diana acquired Genco shares in open market transactions • On July 17, Diana disclosed a ~7.72% ownership in Genco through a 13D filing with the SEC • On September 30, Diana disclosed a ~14.93% ownership in Genco through an amendment to its Schedule 13D filing March 2026 • On March 6, Diana submitted to the Genco Board an increased proposal to acquire all of the outstanding shares of Genco for $23.50 per share in cash • In connection with the revised proposal, Diana obtained $1.433bn in fully committed financing and entered into a definite agreement with Star Bulk for Star Bulk to acquire 16 Genco vessels for $470.5m in cash, conditional upon completion of Diana's acquisition of Genco  May, 2026 • On May 4, Diana launched a tender offer to acquire all outstanding shares of Genco for $23.50 per share in cash Diana time and time again omits important background and actions they have taken to benefit themselves at the expense of Genco shareholders  Setting the Record Straight on our History of Engagement with Diana…yet Again  1) Based on valuations received from two third-party brokers in May 2026.   Immediately followed Diana’s sudden accumulation of nearly 5% of Genco’s stock in a transaction that did not appear to be reported properly  This $470 million “fire sale” was 14% below market at the time and 16% below market today1, reinforcing that Diana’s offer deprives shareholders of full value  No mention of their share sales in May 2026, which raised questions of market manipulation to drive down the stock to make their inadequate offer look better  Genco initially approached Diana about a business combination in June 2024  Diana has not provided any detail of discussions from June 2024 to Oct 2025 – conveniently omitting important history of discussion of inadequate proposals that would have stolen Genco from its shareholders  Diana still has not appropriately disclosed how they amassed nearly 5% of Genco’s stock in a single day “in the market through brokers” when their purchase price exceeded the publicly reported high trading price and the amount they purchase exceeded the publicly reported volume  22

 Thank You

Press Release
Genco Shipping & Trading Limited Sets the Record Straight on Numerous
Falsehoods in Diana’s Investor Presentation
Diana Continues to Spread Misinformation to Shareholders in Pursuit of Its Agenda to
Take Control of Genco on the Cheap
Protect Your Investment and Future Returns — Vote the WHITE Proxy Card FOR
Genco’s Highly Qualified Board of Directors — and WITHHOLD on Diana’s Nominees
Genco Reminds Shareholders Not to Tender Their Shares
into Diana’s Inadequate Tender Offer
Presentation and Information on How to Vote Available
at www.GencoDrivesSuperiorReturns.com
NEW YORK, May 26, 2026 (GLOBE NEWSWIRE) -- Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today released a presentation setting the record straight on the numerous inaccurate statements in the May 19, 2026 investor presentation of Diana Shipping Inc. (“Diana”). Genco’s presentation can be found at www.GencoDrivesSuperiorReturns.com.
Genco issued the following statement:
Diana’s May 19 investor presentation was filled with misleading statements and falsehoods in an effort to advance its agenda to take over Genco on the cheap. Diana’s presentation is nothing more than myths and distortions of the same kind it’s been spreading throughout its entire hostile takeover campaign.
Genco’s presentation addresses many of the unsubstantiated claims, arbitrary metrics and timelines, and apples‑to‑oranges comparisons Diana has made regarding:
●	Diana’s offer
●	Genco’s performance
●	Genco’s dividends
●	Genco’s executive compensation
●	Genco’s independent directors

Shareholders deserve the facts:
●	Genco’s Board is executing our Comprehensive Value Strategy, which is driving returns and creating shareholder value
●	Diana’s offer is inadequate
●	Diana’s offer represents a discount, not a premium, to analyst Net Asset Value (NAV) estimates

●	Genco’s share price has not been affected by Diana’s offer but instead reflects our Comprehensive Value Strategy and a strengthening drybulk market
●	Diana is not to be trusted and is using misleading claims and gamesmanship to influence Genco shareholders
●	Diana is a seller at prices below its own and analysts’ estimates of Genco’s NAV, but not a buyer at any fair price
●	Electing even one of Diana’s unfit, handpicked nominees would put your investment at serious risk

Genco has responded appropriately to Diana at every step of the way dating back to 2024 and remains open to continuing to engage with Diana if Diana provides an offer that appropriately values Genco and adequately rewards all shareholders. Diana’s $23.50 per share offer simply does not meet that standard.
Our Board and management team continue to focus on executing our Comprehensive Value Strategy, which has delivered $7.16 per share in dividends to shareholders, generated outsized shareholder returns of 210%1 and positioned the Company for continued strong dividends and value creation.
We encourage shareholders to read our presentation that fully addresses all of Diana’s falsehoods at: www.GencoDrivesSuperiorReturns.com.
We urge shareholders to protect their investment and vote FOR Genco’s highly qualified Board. We remain confident that Genco’s Board is best positioned to continue creating value for shareholders — well in excess of Diana’s inadequate offer.
Vote the WHITE proxy card “FOR” the reelection of Genco’s six highly qualified directors and according to the Board’s other recommendations, “WITHHOLD” on Diana’s nominees and “AGAINST” Diana’s shareholder proposals.
The Genco Board of Directors continues to recommend that Genco shareholders reject Diana’s wholly inadequate $23.50 tender offer by not tendering their shares.
If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:
MacKenzie Partners, Inc.
Toll Free: 800-322-2885
Email: proxy@mackenziepartners.com
Jefferies LLC is acting as financial advisor to Genco and Herbert Smith Freehills Kramer (US) LLP and Sidley Austin LLP are serving as legal counsel to Genco. Morgan Stanley & Co. LLC is acting as special advisor to the Board of Directors.
About Genco Shipping & Trading Limited

1 Represents total shareholder return (TSR) since the closing price on April 19, 2021 (the last trading day before Genco publicly announced its Comprehensive Value Strategy).

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Genco’s fleet consists of 43 vessels with an average age of 12.6 years and an aggregate capacity of approximately 4,935,000 dwt.
Forward-Looking Statements
This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.
Important Information for Investors and Shareholders
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Investor Contact
Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550
Media Contact
Leon Berman
IGB Group
(212) 477-8438
lberman@igbir.com

Website Updates

Shareholder Resources Shareholder Letters May 18, 2026 Genco Shareholder Letter Download pdf May 15, 2026 Genco Shareholder Letter Download pdf May 7, 2026 Genco Shareholder Letter Download pdf March 30, 2026 Genco Shareholder Letter Download pdf Infographics May 12, 2026 Genco Myth vs Fact Infographic Download pdf Presentations May 26, 2026 Setting the Record Straight on Inaccuracies in Diana’s Investor Presentation Download pdf May 21, 2026 Delivering Superior Returns and Creating Value for All Shareholders Download pdf Press Releases May 21, 2026 Genco Shipping & Trading Limited Files Investor Presentation and Urges Shareholders to Vote for the Company’s Highly Qualified Nominees and Reject Diana’s Inadequate Tender Offer Download PDF May 18, 2026 Genco Shipping & Trading Limited Responds to Diana’s Latest Misleading Claims and Gamesmanship Download PDF May 18, 2026 Genco Shipping & Trading Limited Sends Letter to Shareholders from Chairman and CEO John Wobensmith Download PDF May 15, 2026 Genco Shipping & Trading Limited Board of Directors Unanimously Rejects Diana Shipping’s Unsolicited Tender Offer Download PDF May 12, 2026 Genco Shipping & Trading Limited Sets the Record Straight on Diana’s False and Misleading Claims Download PDF May 7, 2026 Genco Shipping & Trading Limited Issues Statement Regarding Diana’s Unsubstantiated ssertions Download PDF May 7, 2026 Genco Shipping & Trading Limited Files Definitive Proxy Materials and Mails Letter to Shareholders Download PDF May 4, 2026 Genco Shipping & Trading to Review Diana Shipping’s Unsolicited Tender Offer Download PDF April 24, 2026 Genco Shipping & Trading Files Preliminary Proxy Statement in Connection with 2026 Annual Meeting of Shareholders Download PDF April 13, 2026 Genco Shipping & Trading Issues Statement Regarding Diana Shipping’s Letter to Shareholders Download PDF April 7, 2026 Genco Shipping & Trading Launches Website for Shareholders Download PDF March 30, 2026 Genco Shipping & Trading Sends Letter to Shareholders Download PDF March 20, 2026 Genco Shipping & Trading Issues Statement Download PDF March 19, 2026 Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF March 6, 2026 Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc. Download PDF January 16, 2026 Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board Download PDF January 13, 2026 Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF November 24, 2025 Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF SEC Filings May 21, 2026 Genco Shipping & Trading Limited Issues Investor Presentation and Posts on LinkedIn Download PDF May 18, 2026 Genco Shipping & Trading Sends Letter to Shareholders, Issues Statement and Posts on LinkedIn Download PDF May 15, 2026 Genco Shipping & Trading Shareholder Letter, Rejection of Unsolicited Tender and LinkedIn Post Download PDF May 15, 2026 Genco Shipping & Trading Schedule 14D-9 Download PDF May 12, 2026 Genco Shipping & Trading Sets the Record Straight on Diana’s False and Misleading Claims and Sends Infographic to its Shareholders Download PDF May 7, 2026 Genco Shipping & Trading Limited Issues Statement Regarding Diana’s Unsubstantiated Assertions Download PDF May 7, 2026 Genco Shipping & Trading Letter to Shareholders and LinkedIn Post Download PDF May 7, 2026 Genco Shipping & Trading Definitive Proxy Statement Download PDF May 4, 2026 Genco Shipping & Trading to Review Diana Shipping’s Unsolicited Tender Offer Download PDF April 24, 2026 Genco Shipping & Trading Preliminary Proxy Statement Download PDF April 13, 2026 Genco Shipping & Trading Issues Statement Regarding Diana Shipping’s Letter to Shareholders Download PDF April 7, 2026 Genco Shipping & Trading Launches Website for Shareholders Download PDF March 31, 2026 Genco Shipping & Trading Letter to Shareholders and LinkedIn Post Download PDF March 30, 2026 Genco Shipping & Trading Sends Letter to Shareholders Download PDF March 20, 2026 Genco Shipping & Trading Issues Statement Download PDF March 19, 2026 Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF March 6, 2026 Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc. Download PDF January 16, 2026 Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board Download PDF January 13, 2026 Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF November 24, 2025 Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF Investor Contact Peter Allen Chief Financial Officer Genco Shipping & Trading Limited (646) 443-8550 Media Contact Leon Berman IGB Group (212) 477-8438 lberman@igbir.com Learn more about Genco at www.gencoshipping.com Sign up for updates Name Email Address Submit Privacy Policy

Forward-Looking Statements
This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.
Important Information for Investors and Shareholders
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD,

AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.
Certain Information Regarding Participants in the Solicitation
The Company, its independent directors (Paramita Das; Kathleen C. Haines; Basil G. Mavroleon; Karin Y. Orsel; and Arthur L. Regan) and certain of its executive officers (John C. Wobensmith, Chairman of the Board, Chief Executive Officer and President; Peter Allen, Chief Financial Officer; Joseph Adamo, Chief Accounting Officer; and Jesper Christensen, Chief Commercial Officer) and other employees are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2026 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Compensation Discussion and Analysis,” “Summary Compensation Table,” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s definitive proxy statement on Schedule 14A in connection with the 2026 Annual Meeting of Shareholders, filed with the SEC on May 7, 2026 (available here). Such filings will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.
Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in other materials to be filed with the SEC in connection with the 2026 Annual Meeting of Shareholders, if and when they become available. These documents will be available free of charge as described above.